AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON JULY 22, 1997
                                                        Registration No. 33-
                                                                             ---
________________________________________________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                 ------------

                           DIGITAL SOUND CORPORATION
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                         95-3222624
  (State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)           Identification No.)

      6307 CARPINTERIA AVENUE                     93013
      CARPINTERIA, CALIFORNIA                   (Zip Code)
(Address of principal executive offices)

                                 ------------

                         THE DIGITAL SOUND CORPORATION
                             1983 STOCK OPTION PLAN
                                      AND
                          EMPLOYEE STOCK PURCHASE PLAN

                                 ------------

             B. ROBERT SUH                                            Copy to:
        CHIEF FINANCIAL OFFICER
       DIGITAL SOUND CORPORATION                              BRIAN G. CARTWRIGHT, ESQ.
        6307 CARPINTERIA AVENUE                                   LATHAM & WATKINS
     CARPINTERIA, CALIFORNIA 93013                             633 WEST FIFTH STREET
             (805) 566-2000                                           SUITE 400
 (Name, address, including zip code and                     LOS ANGELES, CALIFORNIA 90071
 telephone number, including area code,                             (213) 485-1234
 of agent for service)

                        Calculation of Registration Fee

 -----------------------------------------------------------------------------------------------------------------------------------


                                                        Proposed Maximum        Proposed Maximum
Title of Each Class of           Amount of Shares        Offering Price             Aggregate                 Amount of
Securities to be Registered      to be Registered         per Share (2)          Offering Price            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock
without par value                1,300,000 (1)          $1.05                   $1,365,000                $470.69

(Cover continued on next page)

(1) Includes 800,000 additional shares available for issuance under the Digital Sound Corporation 1983 Stock Option Plan (the "1983 Plan"), and 500,000 additional shares available for issuance under The Digital Sound Corporation Employee Stock Purchase Plan. The 1983 Plan authorizes the issuance of a maximum of 6,500,000 shares. However, the offer and sale of 5,700,000 of the shares, which have been or may be issued upon exercise of options under the 1983 Plan, have already been registered pursuant to Form S-8 Registration Statements Nos. 33-35019, 33-42184, 33-50376, 33-67000 and
     333-09755. The Employee Stock Purchase Plan authorizes the issuance of a maximum of 2,000,000 shares. However, the offer and sale of 1,500,000 of the shares, which have been or may be issued upon exercise of options under the Employee Stock Purchase Plan, have already been registered pursuant to Form S-8 Registration Statement Nos. 33-35019, 33-42184, 33-50376 and 33-67000.


(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c), the Proposed Maximum Offering Price per Share, the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee are based upon the average of the high and low prices for the Company's Common Stock as reported on the Nasdaq National Market on July 18, 1997.

                                     PART I

          This Registration Statement covers additional securities registered for issuance under the Digital Sound Corporation 1983 Stock Option Plan and the Digital Sound Corporation Employee Stock Purchase Plan. The contents of the prior Form S-8 Registration Statements of Digital Sound Corporation relating to said plans, Nos. 33-35019, 33-42184, 33-50376, 33-67000 and 333-09755, are
incorporated herein by reference.


                                    PART II

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission by Digital Sound Corporation, a California corporation (the "Company") are incorporated as of their respective dates in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; filed on March 31, 1997;

          B. All other reports filed by the Company pursuant to Section 13(a) 15(d) of the Securities Exchange Act of 1934 since December
               31, 1996;

          C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission on January 19, 1990 (No. 33-33066).

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits

          5.1  Opinion of Latham & Watkins

          23.1 Consent of Ernst & Young LLP

          23.2 Consent of Latham & Watkins (included in Exhibit 5.1)

          24 Power of Attorney (included on signature page to this Registration Statement)

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, California, on this 22nd day of July, 1997.

                                    DIGITAL SOUND CORPORATION

                                    By:  /s/ B. Robert Suh
                                       --------------------------
                                         B. Robert Suh
                                         Vice President Finance and
                                         Chief Finance Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Mark C. Ozur and B. Robert Suh, or either of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity as stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

          Name                            Title                                Date
          ----                            -----                                ----
/s/ Mark C. Ozur                         President,                        July 22, 1997
--------------------------------         Chief Executive Officer,
Mark C. Ozur                             and Director

/s/ B. Robert Suh                        Vice President, Finance           July 22, 1997
----------------------------             Chief Financial Officer;
B. Robert Suh                            Principal Accounting Officer

/s/ John D. Beletic                      Director                          July 22, 1997
-----------------------
John D. Beletic

/s/ Bandel L. Carano                     Director                          July 22, 1997
-----------------------
Bandel L. Carano

/s/ J. David Hann                        Director                          July 22, 1997
--------------------------------
J. David Hann

/s/ Frederick J. Warren                  Director                          July 22, 1997
------------------------------
Frederick J. Warren